Exhibit 13.2

                    PRINCIPAL FINANCIAL OFFICER CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this annual report of Aegean Marine Petroleum Network Inc. (the "Company") on Form 20-F for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Ziad Nakhleh, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


Date: May 24, 2007


/s/ Ziad Nakhleh
Ziad Nakhleh
Principal Financial Officer